Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis Muilenburg, Greg Smith, and Grant Dixton, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Signature

/s/ Dennis A. Muilenburg Dennis A. Muilenburg	Chairman of the Board, President and Chief Executive Officer	October 31, 2018
(Principal Executive Officer)

/s/ Gregory D. Smith Gregory D. Smith	Chief Financial Officer and Executive Vice President	October 31, 2018
(Principal Financial Officer)

/s/ Robert E. Verbeck Robert E. Verbeck	Senior Vice President, Finance and Corporate Controller	October 31, 2018
(Principal Accounting Officer)

/s/ Robert A. Bradway	Director	October 31, 2018
Robert A. Bradway

/s/ David L. Calhoun	Director	October 31, 2018
David L. Calhoun

/s/ Arthur D. Collins, Jr.	Director	October 31, 2018
Arthur D. Collins, Jr.

/s/ Kenneth M. Duberstein	Director	October 31, 2018
Kenneth M. Duberstein

/s/ Edmund P. Giambastiani, Jr.	Director	October 31, 2018
Edmund P. Giambastiani, Jr.

/s/ Lynn J. Good	Director	October 31, 2018
Lynn J. Good

/s/ Lawrence W. Kellner	Director	October 31, 2018
Lawrence W. Kellner

/s/ Caroline B. Kennedy	Director	October 31, 2018
Caroline B. Kennedy

/s/ Edward M. Liddy	Director	October 31, 2018
Edward M. Liddy

/s/ Susan C. Schwab	Director	October 31, 2018
Susan C. Schwab

/s/ Ronald A. Williams	Director	October 31, 2018
Ronald A. Williams

/s/ Mike S. Zafirovsk	Director	October 31, 2018
Mike S. Zafirovski